Exhibit 10.4

DTG Enterprises, Inc.
15016 78th Ave. SE
Snohomish Wa.. 98296

DTG Enterprises, Inc. has unique knowledge in the drywall scrapping, drywall recycling, and job site clean industries. With over 9 Years of experience owning and running similar companies DTG Enterprises, Inc. is willing to consult of DRS Inc. Under the following Terms and conditions.

1)           DTG Enterprises, Inc is not an employee, DTG Enterprises, Inc. is a fully License, insured Company

2)           DTG Enterprises will oversee the daily business of DRS Inc.

3)           DTG Enterprises will evaluate the financial state of DRS Inc. Monthly to determine profitability

4)           DTG will share all inside knowledge of the drywall scrapping, drywall recycling, and job site clean industries.

5)           DTG Enterprises will be compensated $20,000.00 a month for these services due on the l' and the 156 of each month.

6)           DTG Enterprises contract time is Month to month and can be terminated by either party with 30 days notice.

DRS Inc.	DIG Enterprise Inc.

Date	Date